POWER OF ATTORNEY

     The undersigned Trustees of Kalmar Pooled Investment Trust (the "Trust") hereby appoint Ford B. Draper, Jr., and Joseph V. DelRaso, Esquire each as attorneys-in-fact and agent, in all capacities, to execute and to file any and all amendments to the Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned Trustees hereby execute this Power of Attorney as of this 5th day of April, 2002.

NAME                                          TITLE
----                                          -----

/S/ FORD B. DRAPER, JR.                       Chairman, President and Treasurer
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Ford B. Draper, Jr.

/S/ WENDELL FENTON                            Trustee
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Wendell Fenton

/S/ NICHOLAS GIORDANO                         Trustee
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Nicholas A. Giordano

/S/ DAVID M. REESE, JR.                       Trustee
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David M. Reese, Jr.

/S/ DAVID D. WAKEFIELD                        Trustee
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David D. Wakefield